                                                                     EXHIBIT 3.1


                          ARTICLES OF INCORPORATION

                                      OF

                           First Coastal Bancshares

            FIRST. The name of the corporation is First Coastal Bancshares.

            SECOND. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

            THIRD. The name of the corporation's initial agent for service of process in the State of California is CT Corporation System.

            FOURTH. (a) The corporation is authorized to issue two classes of shares, each without par value, designated "Preferred Stock" and "Common Stock", respectively. The number of shares of Preferred Stock authorized to be issued is 5,000,000 and the number of shares of Common Stock authorized to be issued is 5,000,000.

                  (b) The Preferred Stock may be divided into such number of series as the board of directors may determine. The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

            FIFTH. (a) The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

            (b) The corporation is authorized to indemnify its agents to the fullest extent permissible under California law. For purposes of this provision, the term "agent" has the meaning set forth from time to time in Section 317 of the California Corporations Code.

            (c) Any amendment, repeal or modification of any provision of this Article Fifth shall not adversely affect any right of protection of an agent of this corporation existing at the time of such amendment, repeal or modification.

            IN WITNESS WHEREOF, I have executed these Articles of Incorporation this 17th day of October, 1996.

                                       /s/ Gregory H. Cooper
                                       -----------------------------------------
                                       Gregory H. Cooper,
                                       Incorporator


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                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                            FIRST COASTAL BANCSHARES

The undersigned certify that:

            1. They constitute a majority of the directors of FIRST COASTAL BANCSHARES, a California corporation.

            2. Article FOURTH of the Articles of Incorporation of this corporation is amended to read as follows:

            FOURTH. (a) The corporation is authorized to issue two classes of shares, each without par value, designated "Preferred Stock" and "Common Stock," respectively. The number of shares of Preferred Stock authorized to be issued is 5,000,000 and the number of shares of Common Stock authorized to be issued is 50,000,000.

            3. No shares have been issued.

            We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: March 6, 1997

                                       /s/ Don M. Griffith
                                       -----------------------------------------
                                       Don M. Griffith

                                       /s/ Deborah A. Marsten
                                       -----------------------------------------
                                       Deborah A. Marsten
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                       CERTIFICATE OF DETERMINATION OF THE
               SERIES A 10% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                           OF FIRST COASTAL BANCSHARES

      Don M. Griffith and Deborah A. Marsten hereby certify that:

      1. They are the President and Secretary, respectively, of First Coastal Bancshares, a California corporation (the "Company").

      2. The following resolution has been duly adopted by the Board of Directors of the Company:

            RESOLVED, that there shall be a series of preferred stock designated as the Series A 10% Cumulative Convertible Preferred Stock (the "Series A"). The Series A shall be perpetual. Each share of Series A shall be identical in all respects with the other shares of Series A. Additional rights, privileges and restrictions of the Series A shall be as follows:

            1. Number of Shares. The authorized number of shares of Series A shall initially be 430,000, which number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) by the Board of Directors, with the approval of the shareholders, or decreased (but not below the number of shares then outstanding) by the Board of Directors.

            2. Dividends. The holders of Series A shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, cumulative cash dividends at an annual rate of ten percent (10%) of the liquidation preference of $6.75 per share. Dividends shall be payable quarterly in arrears on the fifteenth days of January, April, July and October, or if such date is not a business day, on the next business day, in each year with respect to the quarterly dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, to shareholders of record on the respective date, not exceeding fifty days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend. The first such dividend payment date shall be October 15, 1997.

            Dividends on the shares of Series A shall begin to accrue and shall be cumulative from the date of issue of such shares of Series A.

            So long as any share of Series A remains outstanding, no dividend whatever shall be paid or declared and no distribution made on any Junior Stock (as defined in paragraph 7) other than a dividend payable in Junior Stock, and no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly (other than as a result of a reclassification of Junior Stock, or the exchange or conversion of one Junior Stock for or into another Junior Stock, or other than through the use of the proceeds of a substantially contemporaneous sale of other Junior Stock), unless (i) all dividends on the preferred stock of all series accrued for all past quarter-yearly

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      dividend periods shall have been paid and the full dividend thereon for the then current quarter-yearly dividend period shall have been paid or declared and set apart for payment and (ii) all prior sinking fund requirements with respect to all series of preferred stock shall have been complied with. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the Series A shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

            3. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Series A shall be entitled, before any distribution or payment is made to the holders of any Junior Stock, to be paid in full the liquidation preference of $6.75 per share, together with accrued dividends to such distribution or payment date whether or not earned or declared.

            If such payment shall have been made in full to all holders of preferred stock, the remaining assets of the Company shall be distributed among the holders of Junior Stock, according to their respective rights and preferences and in each case according to their respective numbers of shares. For the purposes of this paragraph 3, the consolidation or merger of the Company with any other entity shall not be deemed to constitute a liquidation, dissolution or winding up of the Company only if the Company is the surviving or continuing entity.

            4. Redemption. If all quarterly dividends have been paid on all outstanding shares of Series A, after July 15, 1998, the Company, at the option of the Board of Directors and with the approval of the Board of Governors of the Federal Reserve System, if such approval is required in order for the Series A to qualify as "Tier 2 Capital," may redeem the whole or any part of the shares of Series A at the time outstanding, at any time or from time to time, upon notice given as hereinafter specified, at the redemption price in effect at the redemption date as provided in this paragraph 4, together with accrued dividends to the redemption date. The redemption price for shares of Series A shall be $6.89 per share if the date designated for redemption is after July 15, 1998 and on or before July 14, 2000, $6.82 per share if thereafter and on or before July 14, 2001 and $6.75 per share if thereafter.

            Notice of every redemption of shares of Series A shall be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Company. Such mailing shall be at least 30 days and not more than 60 days prior to the date fixed for redemption. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of shares of Series A designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A.


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            In case of redemption of a part only of the shares of Series A at the time outstanding, the redemption may be either pro rata or by lot. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of the Series A shall be redeemed from time to time.

            If notice of redemption shall have been duly given, and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

            Any funds so set aside by the Company which shall not be required for such redemption because of the exercise of any right of conversion or exchange subsequent to the date such funds are set aside shall be released to the Company forthwith. Any funds so set aside and unclaimed at the end of three years from such redemption date shall, to the extent permitted by law, be released to the Company, after which repayment the holders of the shares so called for redemption shall look only to the Company for payment thereof.

            5. Conversion. The holders of shares of Series A shall have the right, at their option, to convert such shares into common stock of the Company at any time on and subject to the following terms and conditions:

                  a. The shares of Series A shall be convertible at the
            principal office of the Company, and at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of common stock of the Company, at the conversion price, adjusted as hereinafter provided, in effect at the time of conversion, each share of Series A being taken at $6.75 for the purpose of such conversion. The price at which common stock shall be delivered upon conversion (herein called the "conversion price") shall initially be equal to $1.35 per share of such common stock. The number of shares of common stock each share of Series A may be converted into shall be determined by dividing $6.75 by the applicable conversion price of the common stock.

                  b. In order to convert shares of Series A into common stock the holder thereof shall surrender at the office hereinabove mentioned the certificate or certificates therefor, duly endorsed or assigned to the Company or in blank, and give written notice to the Company at said office that he elects to convert such shares. Upon conversion no allowance or adjustment shall be made for dividends on either class of stock.

                  Shares of Series A shall be deemed to have been converted
            immediately prior to the close of business on the day of the surrender of such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the common stock issuable upon such conversions shall be treated for all purposes as the record holder or holders of such common stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at said office (or by mail if so requested by the person converting), a certificate or certificates for the number of full common stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. In case shares of Series A are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the fifth full business day prior to the date fixed for redemption, unless default shall be made in payment of the redemption price.

                  c. No fractional common stock shall be issued upon conversion of shares of Series A, but, instead of any fraction which would otherwise be issuable in respect of the aggregate number of shares of Series A surrendered for conversion at one time by the same holder, the Company shall pay a cash adjustment in an amount equal to the same fraction of the conversion price on the date on which the certificate or certificates for such shares were duly surrendered for conversion, or, if such date is not a day on which both the Company and U.S. Stock Transfer Corp., or any successor thereto (the "Transfer Agent") are open for business, on the next day both the Company and the Transfer agent are open for business.

                  d. The conversion price shall be reduced in certain instances as provided in clauses (i), (ii), (vi) and (viii) below, and shall be increased in certain instances as provided in clauses (ii) and
            (viii) below.

                        i. In case the conversion price in effect immediately
                  prior to the close of business on any day shall exceed by 25 cents or more the amount determined at the close of business on such day by dividing:

                                (1) an amount equal to (a) the number of shares
                        of the Company's common stock outstanding on the date of the issuance of the Series A, multiplied by the conversion price, plus (b) the aggregate of the amount of all consideration received by the Company upon the issuance of Additional Common Stock (as here inafter defined), minus (c) all dividends and other distributions on common stock of the Company, other than in cash out of its earned surplus or in common stock of the Company, which have been paid or made after the date of the issuance of the Series A, by,

                                (2) the sum of (a) the number of shares of the
                        Company's common stock outstanding on the date of the issuance of the Series A and (b) the number of shares of Additional Common Stock which shall have been issued,

                  the conversion price shall be reduced, effective immediately prior to the opening of business on the next succeeding day, by an amount equal to the amount by which such conversion price shall exceed the amount so determined. The foregoing amount of 25 cents (or such amount as theretofore adjusted) shall be subject to adjustment as provided in clauses (vii) and (viii) below, and such amount (or such amount as theretofore adjusted) is referred to in such paragraphs as the "Differential Amount".

                        ii. The term "Additional Common Stock" as used herein
                  shall mean all common stock issued by the Company after the date of the issuance of the Series A (including shares deemed to be "Additional Common Stock" pursuant to clause (viii) below,) whether or not subsequently reacquired or retired by the Company, other than:

                                (1) shares issued upon conversion of shares of
                        Series A;

                                (2) shares issued (a) upon exercise of options
                        granted or to be granted pursuant to stock option plans approved by common stock holders or distributed as compensation pursuant to any restricted stock plan in existence on the date of the issuance of the Series A or
                        (b) pursuant to warrants in existence on the date of the issuance of the Series A; and

                                (3) shares issued by way of dividend or other
                        distribution on common stock excluded from the definition of Additional Common Stock by the foregoing subclauses (1) or (2) or this subclause (3) or on common stock resulting from any subdivision or combination of common stock so excluded.

                  The sale or other disposition of common stock or other securities held in the treasury of the Company on the date of the issuance of the Series A shall be deemed the issuance Additional Common Stock, but if any such shares or other shares are reacquired or acquired after such date and, thereafter are sold or otherwise disposed of, such disposition shall not be deemed an issuance thereof.

                        In case the Company shall issue any security convertible
                  into Additional Common Stock or any right, option or warrant to purchase Additional Common Stock, the Company shall be deemed to have issued the maximum number of common stock into which such convertible security may be converted or the maximum number of common stock issuable upon the exercise of such right, option or warrant immediately prior to the close of business on the later of the date of issuance of such convertible security, right, option or warrant or the date as of which the conversion right or purchase right to which such security is entitled first became exercisable and for a consideration determined as provided in clauses (iii), (iv), (v) and (vi) below on the assumption that such common stock are all issued at the minimum conversion price or at the minimum purchase price and that the Company received any consideration payable in connection therewith. If no minimum price is specified in any right, option or warrant and such common stock are to be issued at a purchase price related to the market value of the common stock, the purchase price shall be deemed to be the market value of the common stock at the later of the date such right, option or warrant is granted or the date it first became exercisable. In the case of any security convertible into Additional Common Stock or any right, option or warrant to purchase Additional Common Stock which is not outstanding on the date of issuance of the Series A, on the termination of the right to convert such security or the expiration of any right, option or warrant to purchase Additional Common Stock, the conversion price shall be readjusted to such conversion price as would have been obtained had the adjustments made upon the issuance of such convertible security, right, option or warrant been made upon the basis of the issuance, and on the dates and for the prices at which issued, of only the number of common stock actually issued upon the conversion of such convertible security or the exercise of such right, option or warrant. Except as provided in the preceding sentence, no adjustment of the conversion price shall be made as a result of the actual issuance of common stock upon exercise of the right to convert another security into common stock or upon the exercise of any right, option or warrant to purchase common stock.

                        iii. In case of the issuance of Additional Common Stock
                  for a consideration, part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if such Additional Common Stock are offered by the Company for subscription, the subscription price, or, if such Additional Common Stock are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

                        iv. In case of the issuance (otherwise than as a
                  dividend or other distribution on any shares of the Company or upon conversion or exchange of other securities of the Company) of Additional Common Stock for a consideration, part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined by the Board of Directors, irrespective of the accounting treatment thereof. The reclassification of securities other than common stock into securities including common stock shall be deemed to involve the issuance for a consideration other than cash of such common stock immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such common stock.

                        v. Additional Common Stock issuable by way of dividend
                  or other distribution on any class of capital stock of the Company shall be deemed to have been issued without consideration, and, except as otherwise provided in clause
                  (vii) below, shall be deemed to have been issued immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution.

                        A dividend or other distribution in cash or in property
                  (including any dividend or other distribution in securities other than common stock) shall be deemed to have been paid or made immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and the amount of such dividend or other distribution in property shall be deemed to be the value of such property as of the date of the adoption of the resolution declaring such dividend or other distribution, as determined by the Board of Directors at or as of that date. In the case of any such dividend or other distribution on common stock which consists of securities which are convertible into or exchangeable for common stock, such securities shall be deemed to have been issued for a consideration equal to the value thereof as so determined.

                        If, upon the payment of any dividend or other
                  distribution in cash or in property (excluding common stock but including all other securities), outstanding common stock are canceled or required to be surrendered for cancellation, on a pro rata basis, the excess of the number of common stock outstanding immediately prior thereto over the number to be outstanding immediately thereafter (less that portion of such excess attributable to the cancellation of shares excluded from the definition of Additional Common Stock by subclauses
                  (1), (2) or (3) of clause (ii) above), shall be deducted from the sum computed pursuant to subclause (2) of clause (i) above for the purposes of all determinations under such clause (i) made immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and at any time thereafter.


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                        The reclassification (including any reclassification
                  upon a consolidation or merger in which the Company is the continuing Company, but excluding any reclassification of securities in connection with a transaction whereby the Series A will be exchanged pursuant to paragraph 7) of common stock into securities including securities other than common stock shall be deemed to involve (a) a distribution on common stock of such securities other than common stock made immediately prior to the close of business on the effective date of the reclassification, and (b) a combination or subdivision, as the case may be, of the number of common stock outstanding immediately prior to such reclassification into the number outstanding immediately thereafter.

                        The issuance by the Company of rights or warrants to
                  subscribe for or purchase securities of the Company shall not be deemed to be a dividend or distribution of any kind.

                        vi. In case of the issuance of Additional Common Stock
                  upon conversion or exchange of other securities of the Company, the amount of the consideration received by the Company for such Additional Common Stock shall be deemed to be the total of (a) the amount of the consideration, if any, received by the Company upon the issuance of such other securities, plus (b) the amount of the consideration, if any, other than such other securities, received by the Company (except in adjustment of interest or dividends) upon such conversion or exchange. In determining the amount of the consideration received by the Company upon the issuance of such other securities (a) the amount of the consideration in cash and other than cash shall be determined pursuant to clauses (iii), (iv) and (v) above, and (b) if securities of the same class or series of a class as such other securities were issued for different amounts of consideration, or if some were issued for no consideration, then the amount of the consideration received by the Company upon the issuance of each of the securities of such class or series, as the case may be, shall be deemed to be the average amount of the consideration received by the Company upon the issuance of all the securities of such class or series, as the case may be.

                        vii. In case Additional Common Stock is issued as a
                  dividend or other distribution on any class of capital stock of the Company, the conversion price and the Differential Amount in effect at the opening of business on the day following the date fixed for determination shall be reduced by multiplying each of them by a fraction of which the numerator shall be the number of common stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number and the number of shares constituting such dividend or other distribution, such reductions to become effective immediately after the opening of business on the day following the date fixed for such determination. In the event of any such dividend or other distribution, the

                  Additional Common Stock issued in connection therewith shall be deemed to have been issued immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this clause (vii), the number of shares of common stock at any time outstanding shall not include shares held in the treasury of the Company. So long as any share of Series A is outstanding, the Company shall not pay any dividend or make any distribution on common stock held in the treasury of the Company.

                        viii. In case outstanding common stock shall be
                  subdivided into a greater number of common stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall each be proportionately reduced, and conversely, in case outstanding common stock shall each be combined into a smaller number of common stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall each be proportionately increased, such reductions or increases as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. In the event of any such subdivision, the number of shares of common stock outstanding immediately thereafter, to the extent of the excess thereof over the number outstanding immediately prior thereto (less that portion of such excess attributable to the subdivision of shares excluded from the definition of Additional Common Stock by subclauses (1), (2) or (3) of clause (ii) above), shall be deemed to be "Additional Common Stock" and to have been issued immediately after the opening of business on the day following the day upon which such subdivision shall have become effective and without consideration. In the event of any such combination, the excess of the number of common stock outstanding immediately prior thereto over the number outstanding immediately thereafter (less that portion of such excess attributable to the combination of shares excluded from the definition of Additional Common Stock by subclauses (1), (2), (3) or (4) of clause (ii) above) shall be deducted from the sum computed pursuant to subclause (2) of clause (i) above for the purposes of all determinations under such clause (i) made on any day after the day upon which such combination becomes effective. Common stock held in the treasury of the Company on the date of the issuance of the Series A and so held continuously thereafter shall not be considered outstanding for the purposes of this clause (viii), but shares acquired for the treasury thereafter shall be considered outstanding for such purposes.

                        ix. The Board of Directors may make such adjustments to
                  the conversion price, in addition to those required by this subdivision (d), as shall be determined by the Board, as evidenced by a Board resolution, to be advisable in order to avoid taxation as far as practicable of any dividend of stock or stock rights or of any event treated as such for Federal income tax purposes to the recipients. The Board of Directors shall have the power to resolve any ambiguity or correct any error in this subdivision
                  (d) and its action in so doing, as evidenced by a Board resolution, shall be final and conclusive.

                  e. Whenever the conversion price is adjusted as herein provided:

                        i. The Company shall compute the adjusted conversion
                  price and shall cause to be prepared a certificate signed by the Company's secretary setting forth the adjusted conversion price and a brief statement of the facts requiring such adjustment and the computation thereof; such certificate shall forthwith be filed with the Transfer Agent for the Series A; and

                        ii. A notice stating that the conversion price has been
                  adjusted and setting forth the adjusted conversion price shall, as soon as practicable, be mailed to the holders of record of outstanding shares of the Series A.

                  f. In case:

                        i. The Company shall declare a dividend or other
                  distribution on its common stock, other than in cash;

                        ii. The Company shall authorize the issuance to all
                  holders of its common stock of rights or warrants entitling them to subscribe for or purchase any common stock or any other subscription rights or warrants; or

                        iii. Of any reclassification of the capital stock of the
                  Company (other than a subdivision or combination of its outstanding common stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company; or

                        iv. Of the voluntary or involuntary liquidation,
                  dissolution or winding up of the Company;

                  then the Company shall cause to be mailed to the Transfer Agent for the Series A and to the holders of record of the outstanding shares of Series A, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of record of common stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, exchange, disposition, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of record of common stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, lease, exchange, disposition, liquidation, dissolution or winding up. The failure to give the notice required by this subdivision (f), or any defect therein, shall not affect the legality or validity of any such dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, lease, exchange, disposition, liquidation, dissolution or winding up, or the vote on any action authorizing such.

                        v. The Company shall at all times reserve and keep
                  available out of its authorized but unissued common stock, for the purpose of issuance upon conversion of the Series A, the full number of common stock then deliverable upon the conversion of all shares of Series A then outstanding.

                        vi. The Company will pay any and all taxes that may be
                  payable in respect of the issuance or delivery of common stock on conversion of Series A. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of common stock in a name other than that in which the Series A so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

                  g. For the purpose of this paragraph 5, the term "common
            stock" shall include any shares of the Company of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. However, common stock issuable upon conversion of Series A shall include only shares of the class designated as common stock as of the original date of issuance of the Series A, or shares of the Company of any classes or series resulting from any reclassification or reclassifications thereof and which have no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class or series, the shares of each such class and series then so issuable shall be substantially in the proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.

                  h. The certificate of any independent firm of public
            accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this paragraph 5.

            6. Voting Rights. Except as hereinafter provided or as otherwise prescribed by applicable law, the holders of Series A shall not have any voting rights.

                  a. If and whenever four quarterly dividends (whether or not consecutive) payable on any series of preferred stock shall be in arrears and unpaid in whole or in part whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Series A, together with the holders of shares of every other series of preferred stock similarly entitled to vote for the election of two additional directors, voting separately as a class, regardless of series, shall be entitled to elect the two additional directors at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of such series of the preferred stock called as hereinafter provided. So long as any shares of the Series A are outstanding, and the right to vote for two additional directors is not currently exercised, the Company's bylaws shall provide for a range of directors, and the number of directors constituting the Board of Directors shall always be at least two less than the maximum allowed by the Company's bylaws. Whenever all arrears in dividends on the preferred stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of such series of the preferred stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as directors by the holders of such series of the preferred stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series A and of any other series of preferred stock, the secretary of the Company may, and upon the written request of any holder of Series A (addressed to the secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series A, and of other series of preferred stock similarly entitled to vote, for the election of the two directors to be elected by them as herein provided, with such call to be made by notice similar to that provided in the by-laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series A may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the directors elected by the holders of such series of the preferred stock, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders or special meeting held in place thereof upon the nomination of the then remaining director elected by the holders of such series or the successor of such remaining director. If the holders of shares of Series A become entitled under the foregoing provisions to elect or participate in the election of two directors as a result of dividend arrearages, this shall not affect the right of such holders to vote as stated in subdivision (b) of this paragraph 6.

                  b. So long as any shares of Series A are outstanding, in
            addition to any other vote or consent of shareholders required by law or by the Articles of Company the consent of the holders of at least a majority of the shares of Series A and of all other series of preferred stock similarly entitled to vote upon the matters specified in this paragraph 6, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                        i. Any amendment, alteration or repeal of any of the
                  provisions of the Articles of Company, or of the by-laws, of the Company, which affects adversely the voting powers, rights or preferences of the holders of preferred stock; provided, however, that the amendment of the provisions of the Articles of Company so as to authorize or create, or to increase the authorized amount of, any Junior Stock or any shares of any class ranking on a parity with Preferred stock shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of Preferred stock, and provided further that if any such amendment, alteration or appeal would affect adversely any voting powers, rights or preferences of the Series A which are not enjoyed by some or all of the other series otherwise entitled to vote in accordance with this clause (i), the consent of the holders of at least a majority of the Series A and of all other series similarly affected, similarly given, shall be required in lieu of the consent of the holders of at least a majority of the Shares of Series A and of all other series of the preferred stock otherwise entitled to vote in accordance with this paragraph 6.

                        ii. The authorization or creation of, or the increase in
                  the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the preferred stock in the distribution of assets on any liquidation, dissolution or winding up of the Company or in the payment of dividends; or

                        iii. The merger or consolidation of the Company with or
                  into any other entity, unless the resulting entity will thereafter have no class of shares and no other securities either authorized or outstanding ranking prior to Series A in the distribution of its assets on liquidation, dissolution or winding up or in the payment of dividends, except the same number of shares and the same amount of other securities with the same rights and preferences as the shares and securities of the Company respectively authorized and outstanding immediately preceding such merger or consolidation, and each holder of shares of Series A immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the resulting entity;

            provided, however, that no such consent of the holders of Series A shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect or when the issuance of any such prior shares or convertible security is to be made, or when such consolidation or merger, purchase or redemption is to take effect, as the case may be, provision is made for the redemption of all shares of Series A at the time outstanding.

            7. Definitions. As used herein with respect to Series A, the following terms shall have the following meanings:

                  a. The term "Junior Stock" shall mean the common stock and any other class or series of shares of the Company hereafter authorized over which Series A has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

                  b. The term "accrued dividends", with respect to any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

            8. Miscellaneous. The shares of Series A shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.

      3. The number of authorized shares of Series A is 430,000, none of which are issued or outstanding.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

June 20, 1997

                                                /s/ Don M. Griffith
                                                --------------------------------
                                                Don M. Griffith

                                                /s/ Deborah A. Marsten
                                                --------------------------------
                                                Deborah A. Marsten

                            CERTIFICATE OF AMENDMENT

                        OF ARTICLES OF INCORPORATION OF

                            FIRST COASTAL BANCSHARES

     Don M. Griffith and Deborah A. Marsten certify that:

     1. They are the President and Chief Financial Officer, respectively, of First Coastal Bancshares, a California Corporation (the "Corporation").

     2. Paragraph (a) of Article Fourth of the Corporation's Articles of Incorporation shall be amended to read in full as follows:

               "FOURTH. (a) The corporation is authorized to issue two classes of shares, each without par value, designated "Preferred Stock" and "Common Stock," respectively. The number of shares of Preferred Stock authorized to be issued is 5,000,000 and the number of shares of Common Stock authorized to be issued is 10,000,000. Upon the amendment of this article to read as herein set forth every five outstanding shares of Common Stock is combined, reconstituted, and converted into one share of Common Stock."

     3. The foregoing amendment to the Articles of Incorporation, amending Paragraph (a) of Article Fourth, has been duly approved by the Corporation's Board of Directors by Unanimous Written Consent on November 9, 1998.

     4. As of November 12, 1998, there were 3,322,757 shares of Company Common Stock outstanding and entitled to vote with respect to the foregoing amendment.

     5. The foregoing amendment to the Articles of Incorporation, amending Paragraph (a) of Article Fourth, has been duly approved by Action by Written Consent of Shareholders on November 12, 1998, by a majority of the outstanding voting shares of the Corporation, in accordance with Section 903(a)(2) of the Corporation Code of California.




                                                 /s/ DON M. GRIFFITH
                                                 ------------------------------
                                                  Don M. Griffith, President



                                                 /s/ DEBORAH A. MARSTEN
                                                 ------------------------------
                                                  Deborah A. Marsten,
                                                  Chief Financial Officer


     The undersigned declared under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificated are true and correct of their own knowledge.

     Executed at El Segundo, California on November 12, 1998




                                                 /s/ DON M. GRIFFITH
                                                 ------------------------------
                                                 Don M. Griffith, President



                                                 /s/ DEBORAH A. MARSTEN
                                                 ------------------------------
                                                  Deborah A. Marsten,
                                                  Chief Financial Officer